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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of First Virtual Communications, Inc. of our report dated January 23, 2001, except for
Note 11 for which the date is March 14, 2001 and Note 13 for which the date is March 22, 2001 relating to the financial statements which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Jose, California
May 15, 2001